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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 609-720-4399	Investor Relations: Ed Arditte 609-720-4399 John Roselli 609-720-4624

TYCO CFO DAVID FITZPATRICK TO RETIRE AT END OF 2005; CHRISTOPHER COUGHLIN, FORMER PHARMACIA AND NABISCO CFO, NAMED SUCCESSOR

Company Also Confirms Earnings and Cash Flow Guidance

        PEMBROKE, Bermuda—Feb. 15, 2005—Tyco International Ltd. (NYSE: TYC; BSX: TYC) announced today that David J. FitzPatrick, 50, Tyco's executive vice president and chief financial officer since September 2002, will retire from the company at the end of 2005 to pursue other personal and professional interests.

        Tyco's board of directors has elected Christopher J. Coughlin, 52, to succeed FitzPatrick as Tyco's executive vice president and chief financial officer, effective March 7. Coughlin was recently chief operating officer and chief financial officer at The Interpublic Group, and he also previously served as chief financial officer at Pharmacia Corporation, Nabisco Holdings, and Sterling Winthrop.

        "We respect Dave's desire to move on, and everyone at Tyco is enormously thankful for his outstanding contributions," said Tyco Chairman and Chief Executive Officer Ed Breen. "Dave has built a first-rate finance organization at Tyco, and his personal commitment to the highest standards of accountability, transparency and integrity have helped us to set the tone for how Tyco does business today.

        "I am pleased that Dave will remain on board with Tyco until the end of the year, both to ensure a smooth transition and to assist me with a number of strategic initiatives to create additional value for our shareholders."

        FitzPatrick said, "Tyco's exceptional collection of businesses, growth potential, new operating discipline, and operating margin runway all bode well for a bright future. I'm thankful to have contributed to Tyco's turnaround, particularly in the areas of liquidity and capital structure. After my departure, I look forward to spending more quality time with my family and pursuing private equity and corporate turnaround opportunities."

        Breen continued, "We are very fortunate to have an outstanding leader in Chris Coughlin to continue where Dave leaves off. Chris is an exceptional finance and operational executive who has delivered outstanding results and shareholder value by improving financial controls and successfully guiding companies toward consistent operational improvement and sustainable growth. Tyco will also benefit from Chris' broad experience in many industries important to Tyco—including healthcare. Chris will be a vital contributor as we continue to accelerate Tyco's progress toward becoming a world-class operating company."

        Most recently, Coughlin was chief operating officer and chief financial officer at The Interpublic Group, a leading global advertising and marketing services holding company. He joined Interpublic from Pharmacia Corporation, where he was chief financial officer for six years. Previously, he held the same position at Nabisco Holdings, where he also served as president of Nabisco International, and at Sterling Winthrop.

        "Tyco's exciting business mix offers me a unique opportunity to apply my financial and operating experience, and I am thrilled to join Ed and his leadership team in writing the next chapter in Tyco's impressive turnaround," said Coughlin.

        The company also confirmed earnings guidance for its fiscal second quarter and full year. The company expects to achieve earnings per share (EPS) from continuing operations of $0.45 to $0.47 for the second quarter and $1.88 to $1.98 for the full year. This EPS outlook excludes any charges related to divestitures or early retirement of debt. The company expects full year cash from operating activities of approximately $7 billion and free cash flow in excess of $4.5 billion. Both cash flow measures are before any voluntary pension contributions. Free cash flow is a non-GAAP financial measure and is described below.

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs approximately 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

NON-GAAP MEASURES

        "EPS from continuing operations excluding charges," "cash flow excluding voluntary pension contributions" and "free cash flow" (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS from continuing operations results excluding divestiture charges and charges relating to early retirement of debt to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures or debt retirement and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

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  the sale of accounts receivable programs,

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  net capital expenditures,

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  acquisition of customer accounts (ADT dealer program),

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  cash paid for purchase accounting and holdback/earn-out liabilities and

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  dividends paid.

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2004 and Tyco's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2004.

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  Exhibit 99.1
Company Also Confirms Earnings and Cash Flow Guidance